Exhibit 4.1

NUMBER		UNITS

U-___________

SEE REVERSE FOR CERTAIN DEFINITIONS	HNR ACQUISITION CORP

CUSIP 40472A 201

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK,

ONE WARRANT AND ONE RIGHT

THIS CERTIFIES THAT ______________________________________________________________

is the owner of _____________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of HNR Acquisition Corp, a Delaware corporation (the “Company”), one right that entitles the holder to 1/10 of one share of Common Stock (“Rights”) and one warrant (“Warrants”). Each Warrant entitles the holder to purchase one-half of one share of Common Stock for $11.50 per share (subject to adjustments as set forth in the Warrant Agreement referenced below). Each Warrant will become exercisable on the later of (a) the date that is 30 days after the Company’s completion of an initial merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses or entities (a “Business Combination”) and (b) one year from the date of the final prospectus relating to the Company’s initial public offering (the “Final Prospectus”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation. The Common Stock, Rights and Warrants comprising the Unit(s) represented by this certificate are not transferable separately until 52 days following the date of the Final Prospectus, unless EF Hutton, division of Benchmark Investments, LLC, informs the Company of their decision to allow earlier separate trading, except that in no event will the Common Stock, Rights and Warrants be separately tradeable until the Company has filed an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issued a press release announcing when such separate trading will begin. The terms of the Warrants and Rights are governed by a Warrant Agreement, dated as of •, 2022 and a Rights Agreement, dated as of • 2022, respectively, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent and Rights Agent respectively, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Warrant Agreement and Rights Agreement is on file at the office of the Warrant Agent and Rights Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant or Right holder on written request and without cost..

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chairman	Secretary

HNR Acquisition Corp

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated ____________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the common stock underlying this certificate only in the event that (i) the Corporation is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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